Exhibit (4)(c)(vi)(3)

SECOND SUPPLEMENTAL INDENTURE dated as of March 12, 2004 (this “Supplemental Indenture”), to the INDENTURE dated as of March 26, 2003 (the “Indenture”), by and among Cincinnati Bell Inc. (f/k/a Broadwing Inc.), an Ohio corporation (the “Company”), the guarantors party thereto (the “Guarantors”) and The Bank of New York, a New York banking corporation, as trustee, which governs the terms of the Company’s Senior Subordinated Discount Notes due 2009 (the “Notes”).

     WHEREAS the Company will issue a press release dated March 15, 2004, in which it will report that it has determined that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, will contain a restatement of its consolidated financial statements for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 (the “Restatement”), and in which it will describe the principal changes in such financial statements that will result from the Restatement.

     WHEREAS Section 13.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend the Indenture with the consent of the Required Holders;

     WHEREAS the Company desires to amend certain provisions of the Indenture, as set forth in Article I hereof;

     WHEREAS the Required Holders have consented to the amendments effected by this Supplemental Indenture; and

     WHEREAS this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company.

     NOW, THEREFORE, the Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

ARTICLE I

     SECTION 1.1. (a) Amendment to Section 7.01(c). Clause (c) of Section 7.01 is hereby amended by inserting the following at the end of such clause (c):

”; provided that no Default or Event of Default shall exist or arise under this Section 7.01(c) as a result of (i) the Restatement or (ii) any restatement of the Company’s previously issued financial results on Form 10-Q/A for any quarterly periods to the extent such restatement arises out of the same subject matter as the Restatement;”.

     (b) Amendment to Section 7.01(d). Clause (d) of Section 7.01 is hereby amended by inserting the following at the end of such clause (d):

”; provided that no Default or Event of Default shall exist or arise under this Section 7.01(d) as a result of (i) the Restatement or (ii) any restatement of the Company’s previously issued financial results on Form 10-Q/A for any quarterly periods to the extent such restatement arises out of the same subject matter as the Restatement;”.

ARTICLE II

     SECTION 2.1. Interpretation. (a) Upon execution and delivery of this Supplemental Indenture, the Indenture shall be modified and amended in accordance with this Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Supplemental Indenture will control. The Indenture, as modified and amended by this Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Supplemental Indenture, the provisions of the Indenture, as modified and amended by this Supplemental Indenture, shall control.

     (b) Except as provided for in this Supplemental Indenture, the Indenture shall remain in full force and effect. The consent of the Holders to this Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture or the other Transaction Documents except to the extent expressly set forth herein, and shall not be construed as a waiver or consent to any further or future action on the part of the Company or waiver of any other Default or Event of Default, including, without limitation, any Default or Event of Default arising under Section 7.01(e) (whether or not arising out of the same subject matter as the Restatement or otherwise).

     SECTION 2.2. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 2.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.4. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     SECTION 2.5. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 2.6. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

     SECTION 2.7. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 2.8. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.

     SECTION 2.9. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     SECTION 2.10. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 2.11. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

CINCINNATI BELL INC.,

by

Name:
Title:

GUARANTORS:

CINCINNATI BELL PUBLIC COMMUNICATIONS INC.,

by

Name:
Title:

ZOOMTOWN.COM INC.,

by

Name:
Title:

CINCINNATI BELL ANY DISTANCE, INC.,

by

Name:
Title:

CINCINNATI BELL TELECOMMUNICATIONS SERVICES INC.,

by

Name:
Title:

BRFS LLC (F/K/A BROADWING FINANCIAL LLC),

by

Name:
Title:

CINCINNATI BELL WIRELESS COMPANY,

by

Name:
Title:

CINCINNATI BELL WIRELESS HOLDINGS LLC,

by

Name:
Title:

BRHI INC. (F/K/A BROADWING HOLDINGS INC.),

by

Name:
Title:

THE BANK OF NEW YORK, as Trustee,

by

Name:
Title:

Accepted and agreed
as of the day and year
first above written:

GS MEZZANINE PARTNERS II, L.P.,

By:	GS Mezzanine Advisors II, L.L.C., its General Partner
By:

Name:
Title:

GS MEZZANINE PARTNERS II, OFFSHORE, L.P.,

By:	GS Mezzanine Advisors II, L.L.C., its General Partner
By:

Name:
Title:

GOLDMAN SACHS DIRECT INVESTMENT FUND 2000, L.P.

By:	GS Employee Funds 2000 G.P. L.L.C., its General Partner
By:

Name:
Title:

GOLDMAN SACHS & CO.

By:

Name:
Title:

GS CAPITAL PARTNERS 2000, L.P.

By:	GS Advisors 2000, L.L.C., its General Partner
By:

Name:
Title:

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By:	GS Advisors 2000, L.L.C., its General Partner
By:

Name:
Title:

GS CAPITAL PARTNERS 2000 GMBH & CO. BETEILIGUNGS KG

By:	Goldman Sachs Management GP GmbH, its General Partner
By:

Name:
Title:

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By:	GS Employee Funds 2000 GP, L.L.C., its General Partner
By:

Name:
Title: